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                                                                 EXHIBIT 3.19.1

                             CERTIFICATE OF INCORPORATION

                                        OF

                                CWP ACQUISITION, INC.

                                     * * * * *

     1.  The name of the corporation is CWP Acquisition, Inc.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The total number of shares of stock which the corporation shall have authority to issue is 1,000; all of such shares shall have $.01 par value.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     5.  The name and mailing address of each incorporator is as follows:


     NAME                          MAILING ADDRESS
     ----                          ---------------
T.L. Ford                   1209 Orange Street, Wilmington, De. 19805
A.S. Gardner                1209 Orange Street, Wilmington, De. 19805
S.A. Clegg                  1209 Orange Street, Wilmington, De. 19805

     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:


     NAME                          MAILING ADDRESS
     ----                          ---------------
R. Jack DeCrane             2361 Rosecrans Ave #180 El Segundo, CA 90245
Charles H. Becker           2361 Rosecrans Ave #180 El Segundo, CA 90245
Richard J. Kaplan           2361 Rosecrans Ave #180 El Segundo, CA 90245

     6.  The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

                                   -1-

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     8.  Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 19th day of July, 1999.

                                                 /s/ T.L. FORD
                                                 ----------------------------
                                                 T.L. Ford


                                                 /s/ A.S. GARDNER
                                                 ----------------------------
                                                 A.S. Gardner


                                                 /s/ S.A. CLEGG
                                                 ----------------------------
                                                 S.A. Clegg

                                   -2-